Amendment No. 6 to the Amended and
Restated Investment Advisory Agreement

This Amendment No. 6, dated December 15, 2016 (the “Effective Date”) to the Amended and Restated Investment Advisory Agreement (this “Amendment”), by and between Westcore Trust, Massachusetts business trust (the “Trust”) and Denver Investment Advisors LLC, a Colorado limited liability company (the “Adviser”).

WHEREAS, the Trust and the Adviser have entered into an Amended and Restated Investment Advisory Agreement dated as of November 1, 2000, as amended (the “Agreement”), pursuant to which the Trust appointed the Adviser to act as investment adviser to the Trust for certain of its funds; and

WHEREAS, on December 15, 2016 the Trust and the Adviser wish to amend the Agreement to include two new series of the Trust, Westcore Smid-Cap Value Dividend Fund and Westcore Municipal Opportunities Fund;

WHEREAS, effective as of December 27, 2016 the Trust and Distributor wish to amend the Agreement to reflect the renaming of Westcore Growth Fund, Westcore MIDCO Growth Fund, and Westcore Select Fund as the Westcore Large-Cap Dividend Fund, Westcore Mid-Cap Value Dividend Fund II, and Westcore Small-Cap Growth Fund II, respectively.

NOW THEREFORE,

1.	The Parties agree to delete Exhibit 1 in its entirety and replace it with a new Exhibit 1 attached hereto.

2.
Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

WESTCORE TRUST		DENVER INVESTMENT ADVISORS LLC

By:	/s/ Jasper R. Frontz	By:	/s/ Cindy Knowlton
Name:	Jasper R. Frontz	Name:	Cindy Knowlton
Title:	Treasurer and Chief Compliance Officer	Title:	Managing Partner

EXHIBIT 1
(effective as of December 15, 2016)

Westcore Growth Fund
Westcore MIDCO Growth Fund
Westcore Select Fund
Westcore Small-Cap Growth Fund
Westcore Global Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Municipal Opportunities Fund
Westcore Colorado Tax-Exempt Fund

EXHIBIT 1
(effective as of December 27, 2016)

Westcore Small-Cap Growth Fund
Westcore Small-Cap Growth Fund II
Westcore Global Large-Cap Dividend Fund
Westcore Large-Cap Dividend Fund
Westcore Mid-Cap Value Dividend Fund
Westcore Mid-Cap Value Dividend Fund II
Westcore Smid-Cap Value Dividend Fund
Westcore Small-Cap Value Dividend Fund
Westcore Micro-Cap Opportunity Fund
Westcore International Small-Cap Fund
Westcore Flexible Income Fund
Westcore Plus Bond Fund
Westcore Municipal Opportunities Fund
Westcore Colorado Tax-Exempt Fund